EXHIBIT 99.1

NEWS

FOR IMMEDIATE RELEASE

UNITED INDUSTRIES ANNOUNCES RECORD YEAR-TO-DATE REVENUES AND OPERATING INCOME

ST. LOUIS, November 12, 2003 – Conducting business as Spectrum Brands, United Industries Corporation (United or the Company), the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States, today announced record revenues and operating income for the nine months ended September 30, 2003.  Net sales increased over 13% year-to-date, from the nine months ended September 30, 2002, while operating income improved by 17% for the same period, a clear indication of the Company’s growing strength and profitability.

Bob Caulk, United’s Chairman and CEO, stated, “Naturally, we continue to be pleased with our year-to-date financial results, which reflect the significant growth we have enjoyed during the past two years.  This year we have focused on absorbing our recent acquisitions while managing through a difficult sales season driven by poor spring weather and retailer de-stocking.  While the season has clearly been difficult from a shipments perspective, consumer takeaway, as measured by retail point-of-sale information, indicates that we have come through the year well positioned from a competitive perspective.  Our national brands, including Cutter®, Spectracide® and Garden SafeTM, have shown continued strength while our opening price point exclusive brands have been relatively weaker.  At the time of our second quarter earnings release, we indicated that we had received both positive and negative news with regard to certain elements of our 2004 line reviews.  Since that time, much more is known with regard to next year’s listing decisions and while some retailer decisions have yet to be made, we have strong programs with our larger customers, which should drive top and bottom line growth.”

Dan Johnston, United’s CFO, added, “Due to the seasonal nature of our business, the second half of the year has historically generated net losses.  The third quarter, on a stand-alone basis, is generally near break-even with some years enjoying modest net income and others possessing a small net loss.  However, from an EBITDA perspective, the third quarter generates positive cash flow and is an important time for the business as we are winding down the current season and preparing for the following year.  We also indicated in our last earnings release that we were in the process of refining our 2003 full year guidance due to the difficult season and the potential for costs associated with the changes in our 2004 listings.  We have completed our analysis and have developed programs to control our costs in this regard.  As such, we currently expect a mid-single-digit percentage increase in EBITDA for 2003 over last year’s pro forma results.  While this growth is less than what we had planned, we are pleased that we have been able to manage the business to the current level of profitability.  In conjunction with this higher level of profitability, we have recognized a higher percentage of income tax expense in 2003.  This, combined with our anticipated growth for 2004, has us currently evaluating the need for the valuation allowance associated with certain of our deferred tax assets.  If we determine that it is no longer necessary to carry any reserve against this asset, the release of the allowance could be substantial and could fully offset our current year federal income tax expense and increase both our total assets and full year net income.  It is important to note that any change in this regard is a financial reporting change and does not impact the amount of tax currently payable.”

Comparing actual results for the three months ended September 30, 2003 with actual results for the three months ended September 30, 2002, United’s results were as follows: net sales before promotion expense increased 0.9% to $112.4 million from $111.4 million, net sales increased 3.3% to $104.0 million from $100.7 million, operating income decreased 10.1% to $7.1 million from $7.9 million and net income decreased to a net loss of $0.8 million from net income of $0.4 million, respectively.  Comparing actual results for the nine months ended September 30, 2003 with actual results for the nine months ended September 30, 2002, United’s results were as follows: net sales before promotion expense increased 12.1% to $528.4 million from $471.4 million, net sales increased 13.1% to $488.8 million from $432.2 million, operating income increased 17.0% to $82.4 million from $70.4 million and net income decreased 8.1% to $34.0 million from $37.0 million, respectively.

(continued)

The decrease in net income reflects an increase in United’s effective tax rate from 19% in 2002 to 38% in 2003.  In 2002, the Company maintained a 50% valuation allowance against certain of its deferred tax assets.  Maintaining the valuation allowance at that level required the Company to release some of the valuation allowance through the income tax provision.  In 2003, the Company has determined that the valuation allowance no longer needs to be maintained at exactly 50% and accordingly, through the nine months ended September 30, 2003, has not released any of the valuation allowance.

From a liquidity perspective, third quarter 2003 earnings before interest, income taxes, depreciation and amortization, or EBITDA, remained stable at $10.9 million for the third quarter of 2003 compared to the third quarter of 2002.  For the nine months ended September 30, 2003, EBITDA increased 17.5% to $92.2 million from $78.5 million for the nine months ended September 30, 2002.  EBITDA information presented herein cannot be directly compared to that presented in the Company’s press releases issued during 2002, as new financial reporting rules prohibit the inclusion of certain non-cash expenses in the calculation of EBITDA. Furthermore, EBITDA is not defined by generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures reported by other companies.  A reconciliation of EBITDA to GAAP measures and other information is included in the attached addendum.

Detailed financial information is included in the attached addendum. The unaudited pro forma consolidated results of operations contained therein are presented to illustrate the potential operating results that might possibly have been achieved had the merger with Schultz Company and acquisition of WPC Brands been completed as of January 1, 2002, but do not purport to be indicative of the operating results that would definitely have been achieved had those transactions been completed as of such date or which may be achieved in the future.

About United

United Industries Corporation, dba Spectrum Brands, is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States and offers one of the broadest lines in the Industry under a variety of brand names.  The company’s household brands include Hot Shot®, Cutter® and Repel®.  The company’s lawn and garden brands include Spectracide®, Spectracide® Triazicide®, Spectracide Terminate®, Garden Safe™, Real-Kill® and No-Pest® in the controls category as well as Sta-Green®, Vigoro®, Schultz™, Peters®, Bandini® and Best® brands in the lawn and garden fertilizer and organic growing media categories.

Certain statements in this press release regarding our business, with the exception of historical facts, may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond our control.  When, and if, used herein, the words “will,” “believe,” “plan,” “may,” “strategies,” “goals,” “anticipate,” “indicate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date they were made.  These forward-looking statements are based on our current expectations.  Actual results may differ materially from these statements as a result of weather conditions, our retailer line item reviews, the loss of customers or product listings, changes in external competitive market factors, unanticipated changes in the financial performance of us, our customers, our industry or the economy in general, public perception regarding the safety of our products, as well as various other factors described in our filings with the Securities Exchange Commission.  We do not undertake any obligation to update or revise forward-looking statements made by us or on our behalf, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by any forward-looking statements we make herein are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.

(Bloomberg Symbol: 14496Z)

Contact:	Daniel J. Johnston
United Industries Corporation
(314) 427-0780

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United Industries Corporation and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Net sales before promotion expense	$112,439	$111,372	$528,400	$471,392
Promotion expense	8,420	10,695	39,566	39,188
Net sales	104,019	100,677	488,834	432,204
Operating costs and expenses:
Cost of goods sold	64,750	65,209	297,302	274,683
Selling, general and administrative expenses	32,195	27,567	109,099	87,143
Total operating costs and expenses	96,945	92,776	406,401	361,826
Operating income	7,074	7,901	82,433	70,378
Interest expense, net	8,605	7,386	27,625	24,591
Income (loss) before income tax expense (benefit)	(1,531)	515	54,808	45,787
Income tax expense (benefit)(1)	(698)	98	20,827	8,788
Net income (loss)	$(833)	$417	$33,981	$36,999

(1) The effective income tax rate was 46% and 38% during the three and nine months ended September 30, 2003, respectively, and 19% during the three and nine months ended September 30, 2002.  The increase in the effective income tax rate is a result of the Company's determination that a 50% variation allowance against certain of its deferred tax assets is no longer required.  This determination is based upon the Company's improved results, primarily from increased profitability in 2003 compared with 2002. However, we do not expect the change in the effective income tax rate to result in a significant increase in cash paid for income taxes for the foreseeable future, due to our deferred tax assets resulting from certain net operating loss carryforwards that were generated in 1999 through 2002 and deductible goodwill recorded in connection with our recapitalization in 1999.

Addendum to United Industries Corporation Earnings Release

Periods Ended September 30, 2003

United Industries Corporation and Subsidiaries

Other Consolidated Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
EBITDA:
Net income (loss)	$(833)	$417	$33,981	$36,999
Interest expense, net	8,605	7,386	27,625	24,591
Income tax expense (benefit)	(698)	98	20,827	8,788
Depreciation and amortization	3,799	3,031	9,735	8,131
EBITDA(1)	$10,873	$10,932	$92,168	$78,509

Reconciliation of EBITDA to net cash flows from operating activities(2):
EBITDA(1)	$10,873	$10,932	$92,168	$78,509
Interest expense less amortization	(6,184)	(6,894)	(22,878)	(22,614)
Net change in operating assets and liabilities	56,240	47,420	(22,278)	12,162
Net cash flows from operating activities	$60,929	$51,458	$47,012	$68,057

(1) EBITDA represents income before net interest expense, income tax expense, depreciation and amortization.  We have included information concerning EBITDA as we believe certain investors use it as one measure of our historical ability to fund operations and meet our financial obligations.  However, EBITDA is not presented to represent cash flows from operating activities as defined by accounting principles generally accepted in the United States (GAAP), nor does management recommend that it be used as an alternative to, or superior measure of, operating income as an indicator of our operating performance or cash flow as a measure of liquidity or our ability to meet our financial obligations.  We have provided a reconciliation of EBITDA to cash flows from operating activities since we believe it to be the most directly comparable measure under GAAP.  In addition, our definition of EBITDA may not be comparable to that reported by other companies.

(2) This information is presented to reconcile EBITDA, a non-GAAP measure, to net cash flows from operating activities, the most directly comparable GAAP measure, in accordance with Regulation G issued by the U.S. Securities and Exchange Commission.

Addendum to United Industries Corporation Earnings Release

Periods Ended September 30, 2003

United Industries Corporation and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	September 30,
	2003	2002
ASSETS

Current assets:
Cash and cash equivalents	$44,122	$47,174
Accounts receivable, net	56,464	56,112
Inventories	67,570	44,000
Prepaid expenses and other current assets	10,058	6,307
Total current assets	178,214	153,593

Equipment and leasehold improvements, net	34,360	27,785
Deferred tax asset	86,266	101,045
Goodwill and intangible assets, net	96,918	82,724
Other assets, net	10,243	12,815
Total assets	$406,001	$377,962

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Current maturities of long-term debt and capital lease obligation	$1,341	$9,530
Accounts payable	15,861	21,878
Accrued expenses	59,454	52,842
Total current liabilities	76,656	84,250

Long-term debt, net of current maturities	388,096	371,230
Capital lease obligation, net of current maturities	3,333	3,892
Other liabilities	3,199	4,644
Total liabilities	471,284	464,016

Stockholders’ deficit	(65,283)	(86,054)
Total liabilities and stockholders’ deficit	$406,001	$377,962

Addendum to United Industries Corporation Earnings Release

Periods Ended September 30, 2003

United Industries Corporation and Subsidiaries

Historical and Pro Forma Consolidated Statements of Operations (1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	Historical	Pro Forma	Historical	Pro Forma
Net sales before promotion expense	$112,439	$118,606	$528,400	$547,812
Promotion expense	8,420	10,832	39,566	40,423
Net sales	104,019	107,774	488,834	507,389
Operating costs and expenses:
Cost of goods sold	64,750	69,485	297,302	326,758
Selling, general and administrative expenses	32,195	28,825	109,099	102,729
Total operating costs and expenses	96,945	98,310	406,401	429,487
Operating income	7,074	9,464	82,433	77,902
Interest expense, net	8,605	7,792	27,625	26,670
Income (loss) before income tax expense (benefit)	(1,531)	1,672	54,808	51,232
Income tax expense (benefit)	(698)	637	20,827	11,978
Net income (loss)	$(833)	$1,035	$33,981	$39,254

(1)  Pro forma results for the three and nine months ended September 30, 2002 reflect the merger with Schultz Company and the acquisition of WPC Brands, Inc. as if the transactions had closed on January 1, 2002.  In addition, the pro forma results include adjustments for additional interest, amortization and income tax expense that would have been recorded if the transactions had closed on January 1, 2002.  For comparative purposes, for the three months ended September 30, 2002, pro forma net sales exceeded actual net sales and pro forma net income exceeded actual net income by $7.1 million and $0.6 million, respectively.  For the nine months ended September 30, 2002, pro forma net sales exceeded actual net sales and pro forma net income exceeded actual net income by $75.2 million and $2.3 million, respectively.

The unaudited pro forma financial information has been presented for informational purposes only and does not purport to be indicative of the consolidated results of operations that would have actually been achieved had these transactions, in fact, been completed as of January 1, 2002 or which may be obtained in the future.  See page 1 of this addendum to earnings release for actual operating results.  No similar transactions occurred during the three and nine months ended September 30, 2003, thus the results presented for such periods reflect actual results and do not include any pro forma adjustments.  However, the results for the nine months ended September 30, 2003 include a one-time charge to cost of goods sold related to the write-up of inventory to fair value in the acquisition of WPC Brands in December 2002 of $1.3 million.

Addendum to United Industries Corporation Earnings Release

Periods Ended September 30, 2003

United Industries Corporation and Subsidiaries

Historical and Pro Forma Other Consolidated Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	Historical	Pro Forma	Historical	Pro Forma
Pro Forma EBITDA(1):
Net income (loss)	$(833)	$1,035	$33,981	$39,254
Interest expense, net	8,605	7,792	27,625	26,670
Income tax expense (benefit)	(698)	637	20,827	11,978
Depreciation and amortization	3,799	3,218	9,735	12,706
Pro Forma EBITDA(1)	$10,873	$12,682	$92,168	$90,608

(1) Refer to footnote (1) on page 4 and footnotes (1) and (2) on page 2 of this addendum to earnings release for a description of the nature of the pro forma and EBITDA information presented.  In connection therewith, had the $1.3 million one-time charge to cost of goods sold related to the write-up of inventory to fair value been included as a pro forma adjustment for the nine months ended September 30, 2003, pro forma EBITDA would have been $93.5 million.

Addendum to United Industries Corporation Earnings Release

Periods Ended September 30, 2003